UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 4, 2007

                          RIVIERA HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)

         Nevada                     000-21430                 88-0296885
  (State or other               (Commission File           (IRS Employer
  jurisdiction of               Number)                    Identification No.)
  corporation)

  2901 Las Vegas Boulevard                                          89109
  Las Vegas, Nevada                                               (Zip code)
  (Address of principal executive offices)

    Registrant's telephone number,
   including area code (702) 794-9527

      ---------------------------------------------------------------
      (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01         Other Events.

         On April 5, 2007, Riviera Holdings Corporation ("Riviera") will issue a press release containing an open letter to stockholders. A copy of that press release is in Exhibit 99 hereto and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Section 9.01      Financial Statements and Exhibits

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits: Exhibit 99 - Riviera Holdings Corporation press release dated April 5, 2007.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  April 4, 2007            RIVIERA HOLDINGS CORPORATION

                                         By: /s/ Mark Lefever
                                         Mark Lefever
                                         Treasurer and Chief Financial Officer

EXHIBIT 99 - RIVIERA HOLDINGS CORPORATION PRESS RELEASE

                          Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                               Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                              www.rivierahotel.com

FOR FURTHER INFORMATION:

AT THE COMPANY:                             INVESTOR RELATIONS:
Mark Lefever, Treasurer and CFO             Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                                 (208) 241-3704 Voice
(702) 794-9442 Fax                                   (208) 232-5317 Fax
Email:  mlefever@theriviera.com             Email:   betsytruax_hartman@msn.com


FOR IMMEDIATE RELEASE:

                       RIVIERA HOLDINGS CORPORATION ISSUES
                           OPEN LETTER TO STOCKHOLDERS

         LAS VEGAS, NV (April 5, 2007) Riviera Holdings Corporation (AMEX:RIV) Riviera Holdings Corporation today issued the following open letter to Riviera stockholders:

                    Riviera Holdings Corporation

WILLIAM L. WESTERMAN
Chairman of the Board
Chief Executive Officer


Dear Riviera Stockholders:

         Many of you are no doubt aware of the recent developments at Riviera concerning the merger proposal we received on March 26 from Riv Acquisition Holdings Inc. and its related parties ("RAH") for $27 per share and our Board of Director's rejection of that proposal. We have already heard from several stockholders who expressed their support for our Board's decision. At this time, though, we want to step beyond the technical provisions of Nevada's takeover laws and our articles of incorporation that we cited in our response to RAH, and explain to you our principal concerns about RAH's actions. We also want to assure you that we keep the best interests of all Riviera stockholders firmly in mind when we engage in discussions with any party interested in acquiring Riviera.

         Before RAH entered into a lockup and option agreement on March 21 with certain key shareholders who own 9.2% of our stock, we had informed RAH on a number of occasions that we would oppose any attempts on their part to "lock up" any of our shares that they did not already own. This was because any such lockup by RAH, in the absence of an acquisition agreement with us, would give RAH what we felt was an improper advantage over other credible parties who might choose to make an acquisition offer that was more favorable to our stockholders. In other words, we did not want RAH to corner the market for our stock and thereby keep out other prospective buyers who might offer a higher price, at a time when we had no binding acquisition agreement with RAH and no such agreement seemed imminent.

         This was by no means just a theoretical concern on our part. Even before RAH's lockup agreement, RAH's related parties owned 18.4% of our stock. That ownership, combined with their lockup, would give them control over 27.6% of our stock in the face of any competing acquisition proposal. Given that an acquisition of our company through a merger would require approval by holders of at least 60% of our stock, RAH's control over 27.6% could easily have a "chilling effect" on our shareholders' ability to get a higher price through competing acquisition offers. Moreover, if we allowed RAH to lock up 9.2% of our stock, they might then proceed with further lockups that would make their ability to block competing acquisition proposals a virtual certainty.

         Given that RAH repeatedly asked us for prior approval of their lockup proposals under Nevada's takeover laws and our articles of incorporation and we repeatedly rejected those requests for the reasons mentioned above, we feel it was abundantly clear to RAH that we would invoke the defensive provisions of those laws and our articles if they implemented any lockups without our prior approval.

         We have received many inquiries about whether, but for RAH's triggering of those defensive provisions, their $27 per share merger proposal would have been worthy of Board approval. I will address those inquiries as follows.

         In February and March 2007, we had been discussing a proposal that RAH made to us to conduct a cash tender offer for all of Riviera's outstanding stock. We felt that RAH's proposed tender offer structure offered certain advantages, in that it would have enabled each individual stockholder to evaluate RAH's price in light of all relevant factors (including the market price of our stock), and would also have enabled other bidders to step in and offer a higher price if they felt that Riviera was worth more than the price offered by RAH.

         Then on March 15, RAH abruptly informed us that they were abandoning their tender offer approach and instead wanted us to sign a merger agreement, which would have imposed obligations on us to affirmatively support RAH's deal, not seek out better offers, possibly pay a topping fee if we received an unsolicited better offer, and ultimately run the risk that our shareholders would reject RAH's deal, just as they had rejected RAH's deal last year. For the $27 per share price and other terms that RAH was requesting in a merger agreement after abandoning the more attractive alternative of a tender offer, we found RAH's merger proposal to be unsatisfactory. We made that determination at a time when RAH had not triggered the takeover defense provisions discussed above and when we did not even suspect that RAH would do so.

         We want to assure all Riviera stockholders that your Board of Directors takes its fiduciary duties very seriously. Many of the older, competing gaming properties on the Las Vegas Strip are now gone. We see the major transformation occurring on the Strip just outside our doors, and we understand that, in all likelihood, Riviera at some point will not be impervious to this transformation. If and when the time comes for us to support an acquisition proposal, you can be sure that such a proposal will not be the result of an unfair bargaining position that we gave one particular bidder over other credible bidders.

Sincerely,


William L. Westerman
Chairman of the Board
Riviera Holdings Corporation



Forward-Looking Statements

         This letter contains forward-looking statements, which reflect our best judgment based on factors currently known to us, concerning future prospects for our receipt of acquisition offers, consummation of an acquisition of our company if we receive an acceptable offer, the valuation of our stock and our real estate by the market and by potential bidders, and how the changes occurring on or near the Las Vegas Strip might affect our company. There is no assurance that in the future we will receive any acquisition offers; that any such offers, if received, will be acceptable to us and our shareholders and will lead to an acquisition of our company; or that future developments on or near the Las Vegas Strip or in the Las Vegas hotel and casino business generally will have an impact on any of these matters. Our actual results and actual future events may differ materially from what is expressed or implied in our forward-looking statements. We do not plan to update our forward-looking statements even though our situation or plans may change in the future, unless applicable law requires us to do so.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

         This letter may be deemed solicitation material with respect to the 2007 annual meeting of stockholders of Riviera Holdings Corporation ("Riviera") for the election of Riviera's board of directors. In connection with that annual meeting, Riviera will file definitive proxy materials with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Riviera and its officers and directors may be deemed participants in the solicitation of proxies in connection with Riviera's 2007 annual meeting. Information regarding those individuals is included in Riviera's proxy statement relating to its 2006 annual meeting of stockholders and its Annual Report on Form 10-K for the year ended December 31, 2006, both of which Riviera has previously filed with the SEC. Investors may obtain free copies of those documents and other relevant documents, including Riviera's definitive proxy statement for the 2007 annual meeting, when they become available, as well as other proxy statements and materials filed with the SEC concerning Riviera and such individuals, at the SEC's website at www.sec.gov. Free copies of Riviera's SEC filings are also available on Riviera's Internet website at www.rivierahotel.com.